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                                                        Exhibit 10.1
BANK OF AMERICA
                                                        AMENDMENT TO DOCUMENTS

                   AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT

         This Amendment No. 4 (the "Amendment") dated as of January 13, 2000, is between Bank of America, N.A. (the "Bank"), formerly Bank of America NT & SA and Tab Products Co. (the "Borrower").

                                    RECITALS

         A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of November 1, 1998, as previously amended (the "Agreement").

         B. The Bank and the Borrower desire to further amend the Agreement.

                                    AGREEMENT

         1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2.       AMENDMENTS. The Agreement is hereby amended as follows:

                  2.1 A new Paragraph 11.16 is added to the Agreement to read as follows:

                           "11.16 SALE OF CORPORATE HEADQUARTERS BUILDING. The Borrower fails to sell its corporate headquarter's building and receive the proceeds thereof before February 28, 2000 for a purchase price (net of closing costs) of more than Fifteen Million Dollars ($15,000,000)."

         3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:
(a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organization papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

         4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA, N.A.                       Tab Products Co.


X /s/Chris P. Giannotti                   X /s/ David J. Davis
By:   Chris P. Giannotti, Vice President   By:        David J. Davis, SVP,
                                                      Operations and Chief
                                                      Financial Officer


                                           X /s/ Robert J. Sexton
                                           By:        Robert J. Sexton
                                                      Treasurer & Secretary